Exhibit 10.18

THIRD AMENDMENT TO

M/I HOMES, INC.

DIRECTOR DEFERRED COMPENSATION PLAN

WHEREAS, M/I Homes, Inc. (“Company”) adopted the M/I Homes, Inc. Director Deferred Compensation Plan (“Plan”) to provide its Directors with an opportunity to defer all or a portion of their Eligible Compensation and to invest in the Company’s Common Shares;

WHEREAS, the Company also retained in Section 10 of the Plan the right to amend the Plan at any time;

NOW, THEREFORE, effective January 1, 2005:

1.	Plan Section 4.B is amended by deleting the first sentence thereof and by substituting the following therefor:

With respect to each Plan Year, a Participant may elect to have a percentage of his Eligible Compensation which is to be paid to him by the Company, for the Plan Year in question, allocated to his Deferred Compensation Account and paid on a deferred basis pursuant to the terms of the Plan.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer.

M/I HOMES, INC.

By:__________________________________

_____________________________________
                  Name (Please Print)

Title:_________________________________